UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 24, 2006

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 24, 2006, the Board of Directors of Global Power Equipment Group Inc. (the “Company”) approved a new form of Employment Agreement (the “Form of Employment Agreement”) to be entered into on such date and in the future by and between each of the Company’s executive officers and their respective employing company. A copy of the Form of Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10 and is incorporated by reference as though fully set forth herein. The primary differences between the Form of Employment Agreement and the form of employment agreement previously utilized by the Company relate to changes resulting from Section 409A of the Internal Revenue Code of 1986, as amended, including the addition of a six-month delay in the payment of severance benefits, if any.

The Form of Employment Agreement sets forth the executive’s base salary and provides for participation in (i) the Company’s employee benefit programs and (ii) the Company’s Management Incentive Compensation Plans, including the target bonus and range of possible bonuses thereunder. The Form of Employment Agreement also provides that, in the event the executive’s employment is terminated by the Company without Cause (as defined in the Form of Employment Agreement) or by the executive for Good Reason (as defined in the Form of Employment Agreement), the executive will be entitled to receive the executive’s base salary for a 12-month period or, if more than 12 months remain in the initial two-year employment term on the date of termination, through the expiration of the initial employment term. If termination occurs more than three months after commencement of a new bonus year, the Form of Employment Agreement provides that the executive will be entitled to receive a portion of any bonus earned for the year in which termination occurred determined on a pro rated basis based on the number of days of such year employed. Pursuant to the Form of Employment Agreement, the executive may not compete with the businesses of the Company for a one year period following the executive’s termination.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On March 24, 2006, the Company issued a press release announcing the appointment of Michael E. Hanson to the newly created position of Chief Accounting Officer of the Company, effective March 24, 2006. Mr. Hanson joined the Company in November 2003 as corporate controller. Prior to joining the Company, Mr. Hanson served as a financial controller at Xeta Technologies, Inc., a provider of solutions, installation and service for voice and data applications, from December 2000 to October 2003. From May 1992 to November 2000, Mr. Hanson worked as an auditor with Arthur Andersen LLP, an independent public accounting firm, where he was an audit manager. He is a Certified Public Accountant in Oklahoma, holds a B.S. in Accounting from the University of Tulsa and is 36 years old.

As Chief Accounting Officer, Mr. Hanson will earn a base salary of $135,000 per year and will participate in (i) the Company’s employee benefit programs and (ii) the Company’s

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Management Incentive Compensation Plans, under which he will be eligible for a 45% target bonus (with the actual bonus ranging from 22.5% to 90% of such target) or, in the event a Management Incentive Compensation Plan is not in effect for any bonus year, to receive substantially the same bonus opportunities as were in place for the prior calendar year. In the event Mr. Hanson’s employment is terminated by the Company without Cause (as defined in the Form of Employment Agreement) or by Mr. Hanson for Good Reason (as defined in the Form of Employment Agreement), he will be entitled to receive his base salary for a 12-month period or, if more than 12 months remain in the initial two-year employment term on the date of termination, through the expiration of the initial employment term. If termination occurs more than three months after commencement of a new bonus year, he will be entitled to receive a portion of any bonus earned for the year in which termination occurred determined on a pro rated basis based on the number of days of such year employed. Mr. Hanson may not compete with the businesses of the Company for a one year period following his termination.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

10    Form of Employment Agreement with executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: March 30, 2006	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10	Form of Employment Agreement with executive officers of the Company.

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